2ND REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Fidelity Advisor Natural Resources Shareholder:
Several weeks ago, we mailed you proxy information so that you could vote on important proposals that affect your fund. This information described each proposal and asked for your vote on all of the issues. It has been called to our attention that we have not yet received your ballot.
I AM WRITING TO REMIND YOU THAT YOUR PARTICIPATION IS EXTREMELY IMPORTANT. The shareholder meeting cannot be held until we receive a majority of the votes. Your vote affects the quorum, and your prompt attention to this request will save the cost of further solicitations.
You may cast your vote for, against, or to abstain on the proposals by completing the proxy card and returning it in the envelope provided. Remember, this is an opportunity to voice your opinion on matters concerning your fund. IT IS IMPORTANT THAT YOU TAKE PART IN THE VOTING PROCESS NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.
To cast your ballot, simply record your vote on the enclosed proxy card. You can mail your signed proxy card in the postage paid envelope provided, or fax both sides of your signed proxy card to 617-871-2569. Be sure to sign the card before mailing it in the postage paid envelope provided, or faxing it to the number above. You also have the option of voting your shares over the telephone by calling toll-free 800-848-3155.
REMEMBER, VOTING IS QUICK AND EASY.  EVERYTHING YOU NEED IS ENCLOSED.
If you have already voted, thank you for your prompt response. If you have any further questions, please call Fidelity Client Services at 800-843-3001.
Thank you.  We appreciate your immediate attention.
Sincerely,
Edward C. Johnson 3d
Chairman and Chief Executive Officer
          ANTRS-PXL2-0597
2ND REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!
Dear Fidelity Advisor Natural Resources Shareholder:
Several weeks ago, we mailed you proxy information so that you could vote on important proposals that affect your fund. This information described each proposal and asked for your vote on all of the issues. It has been called to our attention that we have not yet received your ballot.
I AM WRITING TO REMIND YOU THAT YOUR PARTICIPATION IS EXTREMELY IMPORTANT. The shareholder meeting cannot be held until we receive a majority of the votes. Your vote affects the quorum, and your prompt attention to this request will save the cost of further solicitations.
You may cast your vote for, against, or to abstain on the proposals by completing the proxy card and returning it in the envelope provided. Remember, this is an opportunity to voice your opinion on matters concerning your fund. IT IS IMPORTANT THAT YOU TAKE PART IN THE VOTING PROCESS NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.
To cast your ballot, simply record your vote on the enclosed proxy card.
Be sure to sign the card before mailing it in the postage paid envelope provided. You also have the option of voting your shares over the telephone by calling toll-free 800-454-8683.
REMEMBER, VOTING IS QUICK AND EASY.  EVERYTHING YOU NEED IS ENCLOSED.
If you have already voted, thank you for your prompt response. If you have any further questions, please call Fidelity Client Services at 800-843-3001.
Thank you.  We appreciate your immediate attention.
Sincerely,
Edward C. Johnson 3d
Chairman and Chief Executive Officer
          ANTRS-APXL2-0597